SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of April 15, 2008 (this “Agreement”), is granted jointly and severally by Morlex, Inc., and All Ad Acquisition, Inc. (individually and collectively, the “Debtor”) to Iakona, Inc. (together with its successors and assigns, the “Secured Party”).

Preliminary Statements

On the date hereof, the Debtor is entering into that certain Secured Promissory Note in the principal amount of $4,500,000 (as amended, supplemented or modified from time to time, the “Note”) with the Secured Party. To induce the Secured Party to enter into the Note and to make the loans and financial accommodations to the Debtor contemplated thereunder, the Debtor is entering into this Agreement with the Secured Party.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

1.1 Terms Defined in the UCC. All terms that are defined in the UCC (as hereinafter defined), and that are used in this Agreement or in Schedule A hereto without definition herein or therein, unless the context indicates otherwise, shall have the respective meanings specified in the UCC; provided that, to the extent that if any such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 thereof shall govern.

1.2 Additional Definitions. The following terms shall have the following meanings for purposes of this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Collateral” means, collectively, all of the assets and property of the Debtor described or referred to in Schedule A annexed hereto.

“Contracts” has the meaning specified in Schedule A hereto.

“Copyright Mortgage” means (i) that certain grant of security interest in copyrights made by Ad Authority, Inc. in favor of Iakona, Inc. and (ii) that certain grant of security interest in trademarks made by Ad Authority, Inc. in favor of Iakona, Inc., both entered into concurrently herewith.

“Event of Default” shall have the meaning assigned to that term in Section 3 of the Note.

“Governmental Authority” means any federal, state, provincial, county, city, town, village, municipal or other government or governmental department, commission, council, court, board, bureau, agency, authority or instrumentality (whether executive, legislative, judicial, administrative or regulatory), of or within the United States of America or its territories or possessions, or of or within any other country, or of any international community or organization established by treaty.

“Insurance” has the meaning specified in Schedule A hereto.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

“Material Adverse Effect” means a material adverse effect on the business, financial condition and results of operations of the Debtor and its subsidiaries taken as a whole, or changes, events or conditions that could reasonably be expected to have a material adverse effect, but expressly excluding any adverse change, event development or effect arising from or relating to (a) general business or economic conditions, (b) changes in law, rules, regulations, orders or other binding directives issued by any governmental entity and (c) the taking of any action contemplated by this Agreement or any other agreements contemplated hereby.

“Patent Rights” has the meaning specified in Schedule A hereto.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or Governmental Authority.

“Permitted Liens” means any and all (a) Liens securing any Senior Obligations at anytime arising, (b) Lien for taxes securing payments not yet due, (c) Liens that secure indebtedness that is reflected in the most recent consolidated financial statements of the Debtor previously provided to Secured Party, and (d) such other Liens that, individually or in the aggregate, do not materially adversely affect the use of the properties or assets of Debtor or otherwise materially adversely affect the business operations as presently conducted or as currently proposed by the Debtor’s management to be conducted.

“Records” has the meaning specified in Schedule A hereto.

“Secured Obligations” means all amounts due and owing by the Debtor to the Secured Party under the Note, including, without limitation, all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against the Debtor in bankruptcy, whether or not allowed in such case or proceeding), fees, charges, expenses, attorneys’ fees and any other sum chargeable to the Debtor under the Note.

“Senior Indebtedness” means indebtedness of the Debtor now or hereafter incurred in connection with the Debtor’s entry into its first senior credit facility or other debt financing facility following the date hereof, or any documents executed under or in connection therewith, and any amendments, modifications, deferrals, renewals or extensions of such indebtedness, and any amounts owed in respect of any indebtedness incurred in refinancing, replacing or refunding the foregoing (including any refinancing, replacing or refunding with new lenders), unless the terms of such indebtedness expressly provide that such indebtedness is not senior with respect to the Secured Obligations; provided that, for the avoidance of doubt, in no event shall any of the Secured Obligations be included in Senior Indebtedness.

“Senior Obligations” means all indebtedness, liabilities and obligations of any kind of Debtor to any holder of Senior Indebtedness, including, without limitation, all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against the Debtor in bankruptcy, whether or not allowed in such case or proceeding), fees, charges, expenses, attorneys’ fees and any other sum chargeable to the Debtor under any agreement, instrument or other document evidencing such Senior Indebtedness.

“Taxes” has the meaning specified in Section 4.15 hereof.

“Technical Information” has the meaning specified in Schedule A hereto.

“Trademark” has the meaning specified in Schedule A hereto.

“Trademark Rights” has the meaning specified in Schedule A hereto.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

2.	Grant of Lien; Right of Setoff.

2.1 Subject to Section 16 of this Agreement, to secure the prompt and complete payment and performance of all of the Secured Obligations, the Debtor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Party a Lien upon all of the Debtor’s right, title and interest in, to and under the Collateral.

2.2 In addition, to secure the prompt and complete payment and performance of the Secured Obligations, the Debtor hereby grants to the Secured Party a right of setoff against all Collateral now or hereafter in the possession or custody of or in transit to the Secured Party, for any purpose, including safekeeping, collection or pledge, for the account of the Debtor, or as to which the Debtor may have any right or power.

2.3 This Agreement is in addition to and without limitation of any right of the Secured Party under the Note or the Copyright Mortgage.

3.	Representations and Warranties.

The Debtor represents and warrants to the Secured Party that:

3.1 The Debtor has full power, right and authority to execute, deliver and perform its obligations under this Agreement.

3.2 This Agreement has been duly authorized, executed and delivered by the Debtor and constitutes the legally valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and by general principles of equity.

3.3 The execution, delivery and performance by the Debtor of this Agreement does not (i) require any consent or approval of any Governmental Authority or other Person that has not been obtained, (ii) violate any provisions of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect applicable to the Debtor, except where such violation would not have a Material Adverse Effect, (iii) result in a breach of, constitute a default under or otherwise contravene any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Debtor is a party or by which the Debtor or the Debtor’s properties may be bound or affected, (iv) result in, or require, the creation or imposition of any Lien (other than a Lien in favor of the Secured Party) upon or with respect to any of the Debtor’s properties now owned or hereafter acquired, except where such Lien would not have a Material Adverse Effect, or (v) cause the Debtor to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument, except where such default would not have a Material Adverse Effect.

3.4 The Debtor has rights in or the power to transfer rights in each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens; provided, however, that the foregoing shall not prohibit the Debtor from granting a Permitted Lien after the date hereof, which Permitted Lien securing Senior Indebtedness shall be senior to the Secured Party’s Lien in each item of the Collateral.

3.5 Schedule B annexed hereto accurately and completely sets forth (i) the Debtors’ exact legal name as it appears in official filings in the state of its incorporation or other organization, (ii) all other names (including, without limitation, trade names) under which the Debtor presently conducts business, (iii) all other names (including, without limitation, trade names) under which the Debtor has previously conducted business, (iv) the type of entity of the Debtor (including corporation, partnership, limited partnership or limited liability company), (v) the organizational identification number issued by the Debtors’ state of incorporation or organization or a statement that no such number has been issued, (vi) the Debtors’ state of organization or incorporation, (vii) the locations of the Debtors’ chief executive office and principal place of business, (viii) the locations of the Debtors’ other corporate or administrative offices, (ix) the locations of all other premises where Collateral is stored or located, and (x) the locations of the Debtors’ Records concerning the Collateral. The Debtor has only one state of incorporation or organization. Except as noted on Schedule B hereto, the Debtor conducts and has in the past conducted no business, whether directly or indirectly or through any subsidiary, division or affiliate, under any name or trade name other than its name first recited above.

4.	Covenants and Agreements of the Debtor.

The Debtor covenants and agrees that:

4.1 At the time this Agreement is executed and delivered to the Secured Party, the Debtor shall: (a) execute and deliver to the Secured Party each instrument of assignment and other writing, and take such other action, as the Secured Party may deem necessary or desirable to evidence or perfect the Liens of the Secured Party in the Collateral, including, without limitation, the filing of financing statements and/or fixture filings in each of the jurisdictions specified in Schedule F hereto and the filing of the Copyright Mortgage; (b) promptly deliver to the Secured Party all original negotiable documents, certificated securities, chattel paper and instruments, with each such endorsement, instrument of assignment, stock power and other writing as the Secured Party may request; and (c) execute, endorse, acknowledge and deliver to the Secured Party any certificate of title or other document required to acknowledge, register or perfect the Liens hereby granted in any of the Collateral.

4.2 Subject to the provisions of Section 16 below, the Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Debtor agrees to furnish any such information to the Secured Party promptly upon request. The Debtor also ratifies its authorization for the Secured Party to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

4.3 At any time and from time to time, upon the written request of the Secured Party and at the sole expense of the Debtor, the Debtor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Secured Party may deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including without limitation (a) using all commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Secured Party of any license or contract held by the Debtor and to enforce the security interests granted hereunder; and (b) filing any financing or continuation statements under the UCC with respect to the Liens granted hereunder as to those jurisdictions that are not Uniform Commercial Code jurisdictions and all filings required or prudent relative to the Copyright Mortgage.

4.4 The Debtor shall promptly notify the Secured Party of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by the Secured Party, the Debtor shall enter into a supplement to this Agreement, granting to the Secured Party a Lien in such commercial tort claim.

4.5 For each deposit account that the Debtor at any time opens or maintains, the Debtor shall, at the Secured Party’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (a) cause the depositary bank to agree to comply, without further consent of the Debtor, at any time with instructions from the Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account, or (b) arrange for the Secured Party to become the customer of the depositary bank with respect to the deposit account, with the Debtor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw funds from such deposit account; provided that the Secured Party hereby agrees that it shall not give any such instructions or withhold any such consent unless an Event of Default shall at the time have occurred and be continuing, or would occur and be continuing immediately after giving effect to any such withdrawal. The provisions of this Section 4.5 shall not apply to (i) any deposit account for which the Debtor, the depositary bank and the Secured Party have entered into a cash collateral agreement specially negotiated among the Debtor, the depositary bank and the Secured Party for the specific purpose set forth therein, (ii) any deposit account with respect to which the Secured Party is the depositary bank and thereby has automatic control of such deposit account pursuant to the provisions of Section 9-104 of the UCC, (iii) any deposit account specially and exclusively used by the Debtor for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Debtor’s employees, or (iv) any deposit accounts that individually or in the aggregate have less than $25,000 on deposit at any time.

4.6 The Debtor shall not adjust, settle or compromise the amount or payment of any account, or release wholly or partly any customer or obligor thereof, or allow any credit as discount thereon (other than credits or discounts in the ordinary course of business) without the prior consent of the Secured Party, not to be unreasonably withheld, delayed or conditioned.

4.7 The Secured Party shall have the right, by its employees, accountants, attorneys and other agents, to examine and inspect the Collateral at any reasonable time and wherever located at the Debtor’s expense not more than four (4) times each year unless an Event of Default exists.

4.8 The Debtor will defend the Collateral against all claims and demands of all other Persons at any time claiming the same or an interest therein.

4.9 If any action or proceeding shall be commenced, other than any action to collect the Secured Obligations, to which action or proceeding the Secured Party is made a party and in which it becomes necessary to defend or uphold the Secured Party’s Liens hereunder, all costs incurred by the Secured Party for the expenses of such litigation (including reasonable counsel fees and expenses) shall be deemed part of the Secured Obligations secured hereby, which the Debtor agrees to pay or cause to be paid.

4.10 All Records of the Collateral will be located at the Debtor’s principal place of business. The Debtor shall not change any location of any equipment or inventory or Records pertaining to any Collateral unless the Debtor gives the Secured Party not less than seven (7) days’ prior written notice.

4.11 The Debtor will maintain Insurance at its expense at all times in such amounts, in such form, containing such terms and written by such companies as customarily maintained by Persons in business similar to Debtor’s business. All policies of Insurance shall provide for thirty (30) days’ written notice of cancellation or modification to the Secured Party. If an Event of Default exists, the Secured Party is authorized by the Debtor to act as its attorney in collecting, adjusting, settling or canceling such Insurance and endorsing any drafts drawn by insurers. The Secured Party may apply any proceeds of Insurance received by it to the Secured Obligations if an Event of Default then exists. The Debtor will promptly notify the Secured Party of any damage to or loss of the Collateral in excess of $50,000. Not later than the expiration date of each policy of Insurance then in effect, the Debtor shall deliver to the Secured Party a certificate of insurance certifying as to (i) the extension of such policy or the issuance of a renewal policy therefor, describing the same in reasonable detail satisfactory to the Secured Party and (ii) the payment in full of the portion of the premium therefor then due and payable (or accompanied by other proof of such payment satisfactory to the Secured Party). The Debtor shall be required forthwith to notify the Secured Party (by telephone, confirmed in writing) if the Debtor shall determine at any time not to, or at any time be unable to, extend or renew any such policy then in effect.

4.12 The Debtor will use the Collateral for business purposes and not in violation of any statute or ordinance and will keep the Collateral in working order and condition, and from time to time the Debtor will make to such Collateral all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar lines of business under similar circumstances.

4.13 The Debtor will pay promptly when due all material excise, property, sales and use taxes and assessments imposed by any Governmental Authority upon or with respect to any of the Collateral (“Taxes”), except for any Taxes which are being contested in good faith and for which adequate reserves under generally accepted accounting principles have been established.

4.14 The Debtor will at all times keep accurate and complete Records of the Debtor’s accounts, instruments and other Collateral. The Secured Party, or any of its agents, shall have the right to call at the Debtor’s place or places of business at reasonable intervals and upon reasonable notice to inspect, audit, make test verifications and otherwise examine and make extracts from the books, journals, orders, receipts, correspondence and other Records relating to any of the Collateral at the Debtor’s expense not more than four (4) times each year unless an Event of Default exists.

4.15 Upon the occurrence and during the continuance of an Event of Default, the Debtor agrees, upon the written demand of the Secured Party, to stamp all books and records pertaining to the Debtor’s accounts, instruments and general intangibles to evidence the Secured Party’s Lien therein in form reasonably satisfactory to the Secured Party.

4.16 The Debtor will notify the Secured Party in writing at least thirty (30) days prior to changing its chief executive office or other locations at which it does business or changing its name or conducting business under any name or trade name or changing its state of incorporation (by way of merger, consolidation, reincorporation or otherwise), in each case specifying the places or names involved.

4.17 Upon the reasonable request of the Secured Party, the Debtor shall obtain the consent of any Person, governmental instrumentality or agency, or public body or official to the assignment hereunder of any account, instrument, document or general intangible if such consent may be required by the terms of any agreement, contract or statute.

4.18 Other than a planned reincorporation in the State of Delaware, the Debtor shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld, delayed or conditioned.

5.	Remedies; Rights Upon Default.

5.1 In addition to all other rights and remedies granted to it under this Agreement and the Note, upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have and may exercise all of the rights, powers and remedies of a secured party under the UCC, including without limitation, the right to sell, lease or otherwise dispose of any or all of the Collateral, and to take possession of the Collateral, and for that purpose the Secured Party may enter peaceably any premises on which the Collateral or any part thereof may be situated and remove the same therefrom and the Debtor will not resist or interfere with such action. The Secured Party may require the Debtor to assemble the Collateral and make the same available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties. The Debtor hereby agrees that the place or places of location of the Collateral are places reasonably convenient to it to assemble the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will send the Debtor reasonable notice of the time and place of any public sale or reasonable notice of the time after which any private sale or any other disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, to the Debtor at least ten (10) days before the time of the sale or disposition. The Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Secured Party, the whole or any part of said Collateral so sold. Such sales may be adjourned and continued from time to time with or without notice. The Secured Party shall have the right to conduct such sales on the Debtor’s premises or elsewhere and shall have the right to use the Debtor’s premises without charge for such time or times as the Secured Party deems necessary or advisable. Until the Secured Party is able to effect a sale, lease, or other disposition of Collateral, the Secured Party shall have the right to hold or use such Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving such Collateral or its value or for any other purpose deemed appropriate by the Secured Party. The Secured Party shall have no obligation to the Debtor to maintain or preserve the rights of the Debtor as against third parties with respect to Collateral while such Collateral is in the possession of the Secured Party. The Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Secured Party’s remedies with respect to such appointment without prior notice or hearing as to such appointment. To the maximum extent permitted by applicable law, the Debtor waives all claims, damages, and demands against the Secured Party arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of the Secured Party as finally determined by a court of competent jurisdiction.

5.2 Upon demand by the Secured Party after the occurrence and during the continuance of an Event of Default, the Debtor will promptly deliver to the Secured Party all proceeds of Collateral, and all original evidences of accounts, chattel paper, instruments, documents, securities or general intangibles of the Debtor, including, without limitation, all checks, drafts, cash and other remittances, notes, trade acceptances or other instruments or contracts for the payment of money, appropriately endorsed to the Secured Party’s order and, regardless of the form of such endorsement, the Debtor hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto. Pending such deposit, the Debtor agrees that it will not commingle any such checks, drafts, cash and other remittances with any of the Debtor’s funds or property, but will hold them separate and apart therefrom and upon an express trust for the Secured Party, until delivery thereof is made to the Secured Party.

6.	Waivers.

The Debtor hereby waives all demands, notices and protests of every kind which are not expressly required under this Agreement which are permitted by law to be waived, and which would, if not waived, impair the Secured Party’s enforcement of this Agreement or release any Collateral from the Liens of the Secured Party under this Agreement.

7.	Actions and Proceedings.

THE DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, HOWEVER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR SHALL OPERATE TO PRECLUDE THE SECURED PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE SECURED PARTY. THE DEBTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE DEBTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE DEBTOR AT THE ADDRESS FOR NOTICE SET FORTH HEREIN AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

8.	Waiver of Jury Trial.

THE PARTIES HERETO HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE SECURED PARTY AND THE DEBTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

9.	Address for Notices and Service of Process.

All notices hereunder shall be in writing and shall be conclusively deemed to have been received and shall be effective (a) on the day on which delivered if delivered personally or transmitted by facsimile (with hard copy sent concurrently by first class, U.S. mail, postage prepaid), (b) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service, or (c) three Business Days after being sent by registered or certified United States mail, return receipt requested.

If to the Debtor:

Morlex, Inc.
420 Lexington Avenue
Suite 450
New York, NY 10170
Attention: Mr. Richard Berman
Tel: (212) 581-5150
Fax: (212) 581-5198

All Ad Acquisition, Inc.
c/o Morlex, Inc.
420 Lexington Avenue
Suite 450
New York, NY 10170
Attention: Mr. Richard Berman
Tel: (212) 581-5150
Fax: (212) 581-5198

with a copy to:

Nixon Peabody LLP
437 Madison Avenue
New York, NY 10022
Attention: Jane Greyf, Esq.
Tel: (212) 940-3155
Fax: (866) 516-0358

If to the Secured Party:

Iakona, Inc.
906 West Lewis
San Diego, CA 32103
Attention: Jason Kulpa

with a copy to:

Rutter Hobbs & Davidoff Incorporated
1901 Avenue of the Stars, Suite 1700
Los Angeles, CA 90067
Attention: Andrew M. Apfelberg, Esq.
Tel: (310) 286-1700
Fax: (310) 286-1728

10.	No Waiver of Remedies.

No failure to exercise and no delay in exercising, on the part of the Secured Party, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and are not exclusive of any rights, remedies, powers and privileges provided under the Note or by law.

11.	New York Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

12.	Entire Agreement; Modifications.

This Agreement and the other documents executed and delivered to the Secured Party in connection herewith on the date hereof referenced herein (including without limitation the Note) contain the entire agreement between the Secured Party and the Debtor with respect to all subject matters contained herein. This Agreement cannot be amended, modified or changed in any way, except by a written instrument executed by the Secured Party and the Debtor. No waiver of or departure from any provision of this Agreement shall be effective except by a written instrument executed by the Secured Party.

13.	Successors and Assigns.

The covenants, representations, warranties and agreements herein set forth shall be binding upon the Debtor, its legal representatives, successors and assigns (including, without limitation, any debtor-in-possession on behalf of the Debtor) and shall inure to the benefit of the Secured Party and its successors and assigns. Any successor or assign of the Secured Party shall forthwith become vested with and entitled to exercise all the powers and rights given by this Agreement to the Secured Party, as if such successor or assign were originally named as the Secured Party herein. The Debtor may not assign, sell, hypothecate or otherwise transfer and interest in or delegate any obligation under this Agreement.

14.	Severability.

If any provision hereof shall be held to be invalid, illegal or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction, and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

15.	Counterparts.

This Agreement may be executed in any number of counterparts, all of which, when taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

16.	Subordination.

16.1 Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Secured Obligations granted on the Collateral hereunder or of any Liens securing the Senior Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or this Agreement or the Note or any defect or deficiencies in, or failure to perfect, any Liens securing the Senior Obligations or any other circumstance whatsoever, the Secured Party hereby agrees that:

(a) the payment of any and all of the Secured Obligations shall be subordinated and subject in right and time of payment to the prior indefeasible payment and performance in full of the current portion of all Senior Obligations, provided that unless a default or an event of default has occurred and is continuing under the Senior Credit Facility: (x) the Secured Party shall not be required to agree to suspend, delay or reduce any payments due under the Note and (y) nothing herein shall prevent Secured Party from timely receipt of all sums due under the Note;

(b) any Lien on the Collateral securing any Senior Obligations held by or on behalf of any holder of Senior Indebtedness or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing the Secured Obligations; and

(c) any Lien on the Collateral securing any Secured Obligations now or hereafter held by or on behalf of the Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Senior Obligations. All Liens on the Collateral securing any Senior Obligations, whenever arising, shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Secured Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Debtor.

16.2 By virtue of accepting this Agreement and the benefits hereof and provided that a principal of Secured Party is an officer or director of Debtor, the Secured Party hereby waives any and all notice of incurrence, extension, advance, renewal or accrual of any Senior Indebtedness, present or future, and agrees and consents that without notice to or consent of the Secured Party: (i) the obligations and liabilities of the Debtor or any other party or parties under Senior Indebtedness may, from time to time, in whole or in part, be renewed, refinanced, replaced, extended, refunded, modified, amended, accelerated, compromised, supplemented, terminated, increased, decreased, sold, exchanged, waived or released; (ii) the holders of Senior Indebtedness and their representatives may exercise or refrain from exercising any right, remedy or power granted by any document creating, evidencing or otherwise related to the Senior Indebtedness or at law, in equity, or otherwise, with respect to the Senior Indebtedness or in connection with any collateral security or lien (legal or equitable) held, given or intended to be given therefor (including, without limitation, the right to perfect any lien or security interest created in connection therewith); (iii) any and all collateral security and/or liens (legal or equitable) at any time, present or future, held, given or intended to be given for Senior Indebtedness, and any rights or remedies of the holders of Senior Indebtedness and their representatives in respect thereof, may, from time to time, in whole or in part, be exchanged, sold, surrendered, released, modified, perfected, unperfected, waived or extended by the holders and their representatives; (iv) any balance or balances of funds with any holder of Senior Indebtedness at any time standing to the credit of the Debtor or any guarantor of any Senior Indebtedness may, from time to time, in whole or in part, be surrendered or released, all as the holders of Senior Indebtedness, their representatives or any of them may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination to Senior Indebtedness provided for herein; and (v) the Debtor may incur any amount or type of Senior Indebtedness (including Senior Indebtedness owed to affiliates), or modify, restate, refinance, replace or amend any Senior Indebtedness from time to time, on terms and conditions acceptable to the Debtor.

16.3 The Secured Party agrees that at any time and from time to time upon the written request of the Debtor, the Secured Party will at its expense execute and deliver such further agreements, documents and instruments and do such further acts and make such authorizations as the Debtor or any holder of Senior Indebtedness may reasonably request in order to evidence, confirm and otherwise effectuate the provisions set forth in this Section 16, including, without limitation, amending any financing or continuation statements under the UCC or entering into any intercreditor agreement or subordination agreement or any amendment to this Agreement or the Note, as may be required by any holder of Senior Indebtedness; provided, that, so long as no default or event of default has occurred and is continuing under the Senior Indebtedness, nothing herein shall require Secured Party to (x) agree to suspend, delay or reduce any payments under the Note, (y) forego the timely receipt of all sums due under the Note or (z) consent to the Debtor's entry into any Senior Obligations that would require any modification of the Note. Debtor hereby acknowledges and agrees that Secured Party and its shareholders shall be relieved of their fiduciary and other duties to Debtor and its shareholders with respect to: (i) enforcement and/or modification of this Agreement or the Note; and (ii) the Debtor's evaluation of or entry into any Senior Obligations.

17.	Limitation on Duty of Secured Party.

17.1 Secured Party shall never be liable for its failure to use due diligence in the collection of the Secured Obligations, or any part thereof, or for its failure to give notice to Debtor of default in the payment of the Secured Obligations, or any part thereof, or in the payment of or upon any security, whether pledged hereunder or otherwise.

17.2 Secured Party shall have no duty to fix or preserve rights against parties to the Collateral, and shall never be liable for its failure to use diligence to collect any amount payable in respect of the Collateral, but shall be liable only to account to Debtor for what it may actually collect or receive thereon. Without limiting the generality of the immediately preceding sentence, it is specifically understood and agreed that Secured Party shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any of the Collateral or for informing Debtor with respect to any of such matters (irrespective of whether Secured Party actually has, or may be deemed to have, knowledge thereof).

17.3 Secured Party shall not be required to take any steps or actions with regard to the Collateral as may be requested or authorized by Debtor unless (i) Secured Party shall determine, in its sole discretion, that such steps or actions will not adversely affect the value of the Collateral, and (ii) such request or authorization by Debtor is made in writing and is actually received by Secured Party.

17.4 [Reserved].

18.	Other Remedies.

18.1 Secured Party shall be entitled to apply the proceeds of any sale or other disposition of the Collateral in the following order: (i) first, to all costs and expenses incurred in connection therewith or incidental thereto, including reasonable attorneys’ fees and expenses to which the Secured Party is entitled hereunder; (ii) second, to satisfaction of the Secured Obligations; (iii) third, to payment of any other amounts required by applicable law; and (iv) fourth, to Debtor to the extent of any surplus remaining. If the proceeds are not sufficient to pay the Secured Obligations in full, Debtor shall remain liable for any deficiency.

18.2 So long as an Event of Default exists, each account debtor and obligor making payment to Secured Party hereunder shall be fully protected in relying on the written statement of Secured Party that it then holds a security interest which entitles it to receive such payment, and the receipt of Secured Party for such payment shall be full acquittance therefor to the one making such payment.

19.	Power of Attorney.

Each Debtor grants to the Secured Party an irrevocable power of attorney coupled with an interest authorizing and permitting Secured Party, at its option, with or without notice to Debtor, to do any or all of the following upon the occurrence and during the continuance of an Event of Default:

(a) endorse the name of Debtor on any checks or other evidences of payment whatsoever that may come into the possession of Secured Party  regarding Collateral in order to implement the provisions of this Agreement or the Note;

(b) receive, open and forward any mail addressed to Debtor and put Secured Party ’s address on any statements mailed to account debtors;

(c) pay, settle, compromise, prosecute or defend any action, claim, conditional waiver and release, or proceeding relating to Collateral;

(d) notify, in the name of Debtor, the U.S. Post Office to change the address for delivery of mail addressed to Debtor to such address as Secured Party may designate (provided that Secured Party shall promptly turn over to Debtor all such mail not relating to Collateral);

(e) verify, sign, acknowledge, record, file for recording, serve as required by law, any claim of mechanic’s lien, stop notice or bonded stop notice in the sole and absolute discretion of Secured Party relating to any Collateral;

(f) insert all recording or service information in any mechanic’s lien or assignment of rights under stop notice/bonded stop notice which Debtor has signed in connection with this Agreement, recorded or served to enforce payment of the Collateral;

(g) file on behalf of Debtor any financing statement, amendment thereto or continuation thereof:

(i)	deemed necessary or appropriate by Secured Party in its reasonable discretion (from the standpoint of a secured creditor) to protect Secured Party’s interest in and to the Collateral; or

(ii)	required or permitted under any provision of this Agreement; and

(h) do all other things necessary and proper in order to carry out this Agreement. The authority granted to Secured Party pursuant to this Section 19 is irrevocable until this Agreement is terminated and all amounts due to Secured Party hereunder have been paid in full. Secured Party shall have no obligation to exercise any of the rights granted to it hereunder

[Signature page follows]

IN WITNESS WHEREOF, the Debtor has caused this Agreement to be executed by its duly authorized officer or representative as of the date and year first above written.
MORLEX, INC.

By:	/s/ Richard J. Berman
Name: Richard J. Berman
Title: Chief Executive Officer

ALL AD ACQUISITION, INC.

By:	/s/ Richard J. Berman
Name: Richard J. Berman
Title: President

ACCEPTED AND AGREED:

IAKONA, INC.

By:	/s/ Jason J. Kulpa
Name: Jason J. Kulpa
Title: President

SCHEDULE A
to
Security Agreement and UCC-1 Financing Statement
granted by
Morlex, Inc. and All Ad Acquisition, Inc. as “Debtor”
in favor of
Iakona, Inc.
as the “Secured Party”

Description of Collateral

All right, title and interest of the Debtor in, to and under all personal property whether now owned by or owing to, or hereafter acquired by or arising in favor of the Debtor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, the Debtor, and regardless of where located, including, without limitation:

1.	all accounts (including, without limitation, health-care-insurance receivables);

2.	all chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper);

3.	all documents;

4.	all general intangibles (including, without limitation, payment intangibles and software and the domain names set forth in the Purchase Agreement);

5.	all commercial tort claims;

6.	all goods (including, without limitation, inventory, equipment and fixtures);

7.	all instruments (including, without limitation, promissory notes);

8.
all investment property (including, without limitation, certificated and uncertificated securities, security entitlements, securities accounts, commodity contracts and commodity accounts but not including the capital stock of Ad Authority, Inc.);

9.	all deposit accounts of the Debtor and all deposits therein;

10.	all money, cash or cash equivalents of the Debtor;

11.	all supporting obligations and letter-of-credit rights; and

12.
to the extent not otherwise included, all proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

Schedule A-1

IN FURTHERANCE OF THE FOREGOING TYPES OF COLLATERAL, AND WITHOUT LIMITATION THEREOF, all of the following property, now owned or hereafter acquired, arising or existing, together with all proceeds thereof:

13.
All of the contracts and agreements of the Debtor, together with all schedules, exhibits, documents and certificates referred to therein, as amended, supplemented or otherwise modified from time to time, including without limitation, all rights of the Debtor to (a) receive moneys due and to become due to it thereunder or in connection therewith, (b) damages arising out of, or for, breach or default in respect thereof, (c) compel performance of the terms thereof, (d) benefits and claims under all warranty and indemnity provisions contained therein, (e) all insurance payments provided therein and (f) any other moneys due and to become due to the Debtor thereunder or in connection therewith and all proceeds and general intangibles arising from any of the foregoing (the “Contracts”).

14.
All insurance covering any type of Collateral described in this Schedule A or any part thereof against risks of fire, flood, theft, loss, nonconformity of, defects or infringement of rights in, or damage or any other risk of loss whatsoever and all proceeds and general intangibles arising from any of the foregoing (“Insurance”).

15.
All of the Debtor’s right, title and interest in all of its books, records, ledger sheets, files and other data and documents, including records in any form (digital or other) and recorded in or through any tangible medium (magnetic, lasergraphic or other) and retrievable in perceivable form, together with all machinery and processes (including computer programming instructions) required to read and print such records relating to any of the types of Collateral described in this Schedule A (“Records”).

16.
All patent rights throughout the world, including all letters patents, patent applications, patent licenses, patentable inventions, modifications and improvements thereof, all rights to any and all letters patent and applications for letters patent, all divisions, renewals, reissues, continuations, continuations-in-part, extensions and reexaminations of any of the foregoing, all shop rights, all proceeds of, and rights associated with any of the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any of the foregoing and for breach or enforcement of any of the foregoing, and all rights corresponding to each of the foregoing throughout the world and all proceeds and general intangibles arising from any of the foregoing (“Patent Rights”).

17.
All information concerning the subject matter of the Patent Rights, and all other confidential or proprietary or useful information and all know-how and common law or statutory trade secrets obtained by or used in or contemplated at any time for use in the business of the Debtor, and all other research and development work by the Debtor whether or not the same is a patentable invention, including without limitation all design and engineering data, shop rights, instructions, procedures, standards, specifications, plans, drawings and designs and all proceeds and general intangibles arising from any of the foregoing (the “Technical Information”).

Schedule A-2

18.
All trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, domain names, URLs, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (each of the foregoing items being called a “Trademark”), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, all Trademark licenses, all reissues, extensions or renewals of any of the foregoing items all of the goodwill of the business connected with the use of, and symbolized by the foregoing items all proceeds of, and rights associated with, the foregoing, including any claim by the Debtor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all proceeds and general intangibles arising from any of the foregoing (the “Trademark Rights”).

19.
All copyrights and all semiconductor chip product mask works of the Debtor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world, including, without limitation, all of the Debtor’s right, title and interest in and to all copyrights and mask works registered in the United States Copyright Office or anywhere else in the world and all applications for registration thereof, whether pending or in preparation, all copyright and mask work licenses, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit and all proceeds and general intangibles arising from any of the foregoing (the “Copyrights”).

Schedule A-3

20.
(A) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, whether now owned, licensed or leased or hereafter acquired by the Debtor; (B) all software programs including source code and object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by the Debtor, designed for use on the computers and electronic data processing hardware described in clause (A) above; (C) all firmware associated therewith, whether now owned, licensed or leased or hereafter acquired by the Debtor; (D) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) for such hardware, software and firmware described in the preceding clauses (A), (B) and (C), whether now owned, licensed or leased or hereafter acquired by the Debtor; and (E) all rights with respect to all of the foregoing, including, without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing and all proceeds and general intangibles arising from any of the foregoing (the “Computer Hardware and Software”).

Schedule A-4

SCHEDULE B
to
Security Agreement
granted by
Morlex, Inc. and All Ad Acquisition, Inc. as “Debtor”
in favor of
Iakona, Inc.
as the “Secured Party”

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
AND RECORDS CONCERNING DEBTORS’ COLLATERAL

I.	Debtors’ exact legal names: Morlex, Inc. and All Ad Acquisition, Inc.

II.	All other names (including trade names) under which Debtor presently conducts business: Ad Authority, Inc., NR Leads, Student Box, Insurance Box and Finance Box.

III.	All other names (including trade names) under which Debtor or any predecessor to Debtor (by merger or otherwise) has previously conducted business during the past five years: None .

IV.	Type of entity (e.g., corporation, partnership, business trust, limited partnership, limited liability company): Each, a corporation.

V.	Organizational identification number issued by Debtors’ state of incorporation or organization or a statement that no such number has been issued: 19871668481 and 4455464, respectively.

VI.	State of Incorporation or Organization of Debtor: Colorado and Delaware, respectively.

VII.	Debtors’ mailing address: 420 Lexington Avenue, Suite 450, New York, NY 10170.

If different from the above mailing address, the address of Debtors’ place of business or, if more than one place of business, Debtors’ chief executive office: (same as above).

VIII.	Corporate or Administrative Offices of Debtors (including name of State and County of each location): 420 Lexington Avenue, Suite 450, New York, NY 10170 (New York County).

IX.	Other Premises at which Collateral is stored or located (including name of State and County of each location): 2275 Rio Bonito Way, Suite 210, San Diego, CA 92108.

X.	Premises at which records concerning the Collateral are stored or located: 420 Lexington Avenue, Suite 450, New York, NY 10170 and 2275 Rio Bonito Way, Suite 210, San Diego, CA 92108.

Schedule B

SCHEDULE C

Description of Copyrights Issue Date

1) LeadX software, Registration No. TXu001322825, Registered October 16, 2006.

2) Project Eel software, Registration No. TXu001365605, Registered June 21, 2007.

Schedule C

SCHEDULE D

Description of Trademark Rights Issue Date

Trademark	Serial No.	Registration No.	Reg./(Filing) Date
ADAUTHORITY	78/689,589	3,123,465	August 1, 2006
DOTLOAN.COM	78/689,535	3,191,990	January 2, 2007
NR LEADS	78/689,622	3,253,014	June 19, 2007
NRLEADS	78/689,629	3,253,015	June 19, 2007
LEADX	78/783,348	Allowed for Registration	(December 30, 2005)
THE INSURANCE BOX	77/008,005	3,267,460	July 24, 2007
THE FINANCE BOX	77/008,000	3,267,459	July 24, 2007
THE STUDENT BOX	77/007,989	3,267,457	July 24, 2007
LEND 50	77/008,016	3,267,462	July 24, 2007
MONEY SAVINGS SOLUTIONS. ALL IN ONE BOX.	77/008,009	3,267,461	July 24, 2007

Schedule D

SCHEDULE E

Description of Patent Rights Issue Date

None.

Schedule E

SCHEDULE F

FILING JURISDICTIONS

Colorado

Delaware

New York

California

Schedule F